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                                                                    Exhibit 4(a)
                                    GUARANTEE
                                       OF
                              MINNESOTA POWER, INC.

                  For value received, Minnesota Power, Inc., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Guarantor"), hereby fully and unconditionally guarantees to the Trustee under the Indenture, dated as of May 15, 1996, between ADESA Corporation (the "Company") and The Bank of New York, as Trustee (together with any amendments thereto, the "Indenture"), the payment of the obligations of the Company under the Securities of the Second Series and the Indenture relating to such series, including, without limitation, (i) the due and punctual payment of the principal of and premium, if any, and interest on the Securities of the Second Series when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration or otherwise, according to the terms thereof and of the Indenture, and (ii) the due and punctual payment of any amounts which may be payable by the Company under or pursuant to the Tax Indemnity Agreement referred to in paragraph 16 of the Officer's Certificate of William T. Stackhouse, Chief Financial Officer of the Company dated March 30, 2000 (the "Tax Indemnity Payments"). In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest or Tax Indemnity Payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be full and unconditional, irrespective of the validity, legality or enforceability of the Securities of the Second Series or the Indenture, the absence of any action to enforce the same, the waiver or consent by the Holder of the Securities of the Second Series or by the Trustee with respect to any provisions thereof or of said Indenture, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Securities of the Second Series or the indebtedness evidenced thereby, and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of the Second Series and in this Guarantee.

                  The Guarantor hereby guarantees that the obligations of the Company under the Securities of the Second Series and the Indenture to the extent related to such series will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

                  The obligations of the Guarantor hereunder are independent of the obligations of the Company under the Securities of the Second Series and the Indenture to the extent related to such series, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantor hereunder is full and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by any circumstance (including any statute of limitations) (other than payment) that might constitute a defense available to, or discharge of the Company or the Guarantor, including, without limitation, any termination, amendment, modification, addition, deletion, supplement or other change to any of the terms of the Securities of the Second Series or the Indenture, any failure on the part of the Trustee or any Holder to enforce, assert or exercise any right, power or remedy, any waiver, consent, extension, renewal, indulgence, compromise, release, settlement, refunding or other action or inaction under or in respect of any obligation or liability

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of  the  Company  or  the  Guarantor  or  the  Trustee  or  any  Holder,  or any
modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the obligations or the liability of the Company under the Securities of the Second Series, in whole or in part.

                  The Guarantor agrees that if at any time all or any part of any payment at any time received by the Trustee or the Holders of the Securities of the Second Series is or must be rescinded or returned by the Trustee or such Holders for any reason whatsoever (including, without limitation, the insolvency, reorganization or bankruptcy of the Company), then the Guarantor's obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by the Trustee or such Holders, and the Guarantor's obligations hereunder shall continue to be effective or reinstated, as the case may be, as if such payment had never been made.

                  The failure of the Trustee to enforce any right or remedy hereunder, or promptly to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Trustee, nor excuse the Guarantor from its obligations hereunder.

                  No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of and premium, if any, and interest on the Security of the series upon which this Guarantee is endorsed and of any Tax Indemnity Payments.

                  The Guarantor shall be subrogated to all rights of the Holder of the Securities of the Second Series against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee upon payment by the Guarantor of all amounts due and payable under such Guarantee.

                  This Guarantee shall be irrevocable unless terminated as provided herein. This Guarantee shall be terminated upon the assumption by the Guarantor of the obligations of the Company under the Securities of the Second Series and the Indenture to the extent related to such series as provided in the terms of such Securities.

                  All capitalized terms used in this Guarantee which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture.

                  This Guarantee shall be deemed to be a contract made under the laws of the State of New York and shall for all purposes be governed by and construed in accordance with the laws of such State.

SECTION 1.  CONSOLIDATION, MERGER AND SALE OF ASSETS.

                  During the term of this Guarantee, the Guarantor shall not consolidate with or merge into any other corporation, or convey or otherwise transfer or lease its properties and assets substantially as an entirety to any Person, unless

               (a) the corporation formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, the obligations of the Guarantor under this Guarantee;

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               (b) immediately  after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

               (c) the Guarantor shall have delivered to the Trustee an Officer's Certificate (as hereinafter defined) and an Opinion of Counsel (as hereinafter defined), each stating that such consolidation, merger, conveyance, or other transfer or lease and such supplemental indenture comply with this Guarantee and that all conditions precedent herein provided for relating to such transactions have been complied with.

               Upon any consolidation by the Guarantor with or merger by the Guarantor into any other corporation or any conveyance, or other transfer or lease of the properties and assets of the Guarantor substantially as an entirety in accordance with this Section, the successor corporation formed by such consolidation or into which the Guarantor is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee and under the terms of the Securities of the Second Series (including assumption of the obligations under the Securities of the Second Series and under the Indenture to the extent related to such series) with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Guarantee.

SECTION 1A.       FINANCIAL INFORMATION.

         During the term of this Guarantee, the Guarantor shall deliver to the holders of the Securities of the Second Series:

         (a) Quarterly Statements - promptly, and in any event within 60 days after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                  (i) consolidated balance sheets of the Guarantor as at the end of such quarter, and

                  (ii) consolidated statements of income, cash flows, and changes in shareholders' equity, of the Guarantor for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided, that delivery within the time period specified above of copies of the Guarantor's Quarterly Report on Form 10-Q which is prepared in compliance with the requirements therefor and which is filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 1A(a);

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         (b) Annual  Statements  -  promptly,  and in any event  within 105 days after the end of each fiscal year of the Guarantor, duplicate copies of,

                  (i) consolidated balance sheets of the Guarantor, as at the end of such year, and

                  (ii) consolidated statements of income, cash flows, and changes in shareholders' equity, of the Guarantor, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Guarantor's Annual Report on Form 10-K for such fiscal year (together with the Guarantor's annual report to shareholders if any, prepared pursuant to Rule 14a-3 under the Exchange Act) which are prepared in accordance with the requirements therefor and which are filed with the Securities and Exchange Commission, shall be deemed to satisfy the requirements of this Section 1A(b);

SECTION 2. LIMITATION ON LIENS.

               A. The Guarantor shall not suffer any Lien (other than Permitted Liens) to be created or to exist upon any property (other than Excepted Property) of the Guarantor, real, personal or mixed, of whatever kind or nature and located in the State of Minnesota, whether owned at the date of the execution and delivery of this Guarantee or hereafter acquired, all except as expressly contemplated in subsection B of this Section.

               B. The provisions of subsection A shall not prohibit the creation or existence of any Lien on property of the Guarantor which secures indebtedness for borrowed money if either:

                       1. the Guarantor shall make effective provision whereby
               this Guarantee shall be secured equally and ratably with the indebtedness secured by such Lien; or

                       2. the  Guarantor  shall  deliver to the  Trustee  bonds,
               notes or other evidences of indebtedness secured by such Lien (hereinafter called "Secured Obligations") (a) in an aggregate principal amount equal to the aggregate principal amount of the Securities of the Second Series then Outstanding, (b) maturing (or being subject to mandatory redemption) on March 30, 2010 and
               (c) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (b) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of the Second Series or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Securities of the Second Series following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (x) may, but need not, bear interest, (y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (z) shall be held by the Trustee for the benefit of the Holders of all Securities of the Second Series from time to time Outstanding subject to such terms and conditions relating to surrender to the Guarantor, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

               C. If the Guarantor shall elect either of the alternatives described in subsection B, the Guarantor shall deliver to the Trustee:

                       1. an  amendment  to this  Guarantee  (a)  together  with
               appropriate inter-creditor arrangements, whereby this Guarantee shall be secured by the Lien referred to in subsection B equally and ratably with all other indebtedness secured by such Lien or
               (b) providing for the delivery to the Trustee of Secured Obligations;

                       2. an  Officer's  Certificate  (a) stating  that,  to the
               knowledge of the signer, (I) no Event of Default has occurred and is continuing and (II) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (b) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien;

                       3. an Opinion of Counsel (a) if this  Guarantee  is to be
               secured by such Lien, to the effect that all Securities of the Second Series then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (b) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.

               D. For all purposes of this Guarantee, except as otherwise expressly provided or unless the context otherwise requires:

                       "EXCEPTED PROPERTY" means

                       (a) all cash on hand or in banks or other financial institutions, deposit accounts, shares of stock, interests in general or limited partnerships, bonds, notes, evidences of indebtedness and other securities not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;
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                       (b) all  contracts,  leases,  operating  agreements,  and
               other agreements of whatsoever kind and nature; all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, in which case they are separately excepted from this Guarantee under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances; all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

                       (c) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

                       (d) all goods,  stock in trade,  wares,  merchandise  and
               inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of any property of the Guarantor; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of any property of the Guarantor, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures of the Guarantor for
               (i) the generation, transmission or distribution of electric energy, (ii) the transmission, storage or distribution of gas or
               (iii) the appropriation, storage, transmission or distribution of water;

                       (e) all coal,  ore,  gas, oil and other  minerals and all
               timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Guarantor;

                       (f) all real  property,  leaseholds,  gas rights,  wells,
               gathering, tap or other pipe lines, or facilities, equipment or apparatus, in any case used or to be used primarily for the production or gathering of natural gas;

                       (g) all hydroelectric  plants and all lands, power sites,
               flowage rights, water rights, riparian rights, permits, licenses, franchises, privileges, leaseholds, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, structures, facilities, equipment, or apparatus, in any case used or to be used primarily in connection with the Company's hydroelectric plants; and

                       (h) all leasehold interests held by the Guarantor as
               lessee.


                       "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.

                       "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer and delivered to the Trustee.

"Authorized Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer or agent of the Guarantor duly authorized by the Board of Directors to act in respect of matters relating to this Guarantee. "Board of Directors" means either the board of directors of the Guarantor or any committee thereof duly authorized to act in respect of matters relating to this Guarantee.

                       "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Guarantor, or other counsel acceptable to the Trustee.

                       "PERMITTED LIENS" means, as of any particular time, any of the following:

                       (a) Liens for taxes,  assessments and other  governmental
               charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

                       (b) mechanics',  workmen's,  repairmen's,  materialmen's,
               warehousemen's and carriers' Liens, other Liens incident to construction, Liens or privileges of any employees of the Guarantor for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker's compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

                       (c) Liens in respect of attachments,  judgments or awards
               arising out of judicial or administrative proceedings (i) in an aggregate amount not exceeding Ten Million Dollars ($10,000,000) or (ii) with respect to which the Guarantor shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Guarantor shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review;

                       (d) easements,  leases,  reservations  or other rights of
               others in, on, over, and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the property of the Guarantor or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Guarantor of its property considered as a whole for the purposes for which it is held by the Guarantor;

                       (e) defects,  irregularities,  exceptions and limitations
               in title to real property subject to rights-of-way in favor of the Guarantor or otherwise or used or to be used by the Guarantor primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) the Guarantor shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Guarantor acquired the same, (ii) the Guarantor has power under eminent domain or similar statutes to remove such defects, irregularities, exceptions or limitations or
               (iii) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

                       (f) Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Guarantor nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Guarantor for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

                       (g) leases existing at the date of the execution and delivery of this Guarantee affecting properties owned by the Guarantor at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Guarantor after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Guarantor of such properties for the respective purposes for which they are held by the Guarantor;

                       (h) Liens vested in lessors,  licensors,  franchisors  or
               permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

                       (i) controls,  restrictions,  obligations,  duties and/or
               other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon any property of the Guarantor or the operation or

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

               use thereof or upon the Guarantor with respect to any of its property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

                       (j) rights  which  Governmental  Authorities  may have by
               virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of, any property of the Guarantor, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Guarantor; and any and all obligations of the Guarantor correlative to any such rights;

                       (k) Liens required by law or governmental regulations (i)
               as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Guarantor to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen's compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and
               (iii) above;

                       (l) Liens on property of the Guarantor  which are granted
               by the Guarantor to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

                       (m) rights  reserved  to or  vested in others to take or
               receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Guarantor or by others on property of the Guarantor;

                       (n) (i) rights and  interests  of Persons  other than the
               Guarantor arising out of contracts, agreements and other instruments to which the Guarantor is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Guarantor in property owned in common by such Persons and the Guarantor if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Guarantor in such property in any material respect;

                       (o) any restrictions on assignment and/or requirements of
               any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

                       (p) any Liens  which have been bonded for the full amount
               in dispute or for the payment of which other adequate security arrangements have been made;

                       (q) grants, by the Guarantor of easements,  ground leases
               or rights-of-way in, upon, over and/or across the property or rights-of-way of the Guarantor for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that no such grant shall materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Guarantor;

                       (r) Prepaid Liens;

                       (s) Purchase  Money Liens and any other Liens existing or
               placed upon property at the time of, or within one hundred eighty
               (180) days after, the acquisition thereof by the Guarantor, and any extensions, renewals and/or replacements of any such Liens to secure any refundings, refinancings and/or replacements of the indebtedness secured thereby; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any property of the Guarantor other than (i) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and (ii) with respect to Purchase Money Liens, other property subsequently acquired by the Guarantor;

                       (t) Liens on  property  of the  Guarantor  which  secure
               indebtedness for borrowed money which matures less than one year from the date of the issuance or incurrence thereof and is not extendible at the option of the issuer, and any extensions, renewals and/or replacements of any such Liens to secure any refundings, refinancings and/or replacements of such indebtedness by or with similar indebtedness;

                       (u) Liens   created  or  assumed  by  the  Guarantor  in
               connection with the issuance of debt securities the interest on which is not included in gross income for purposes of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing, in whole or in part, the acquisition or construction of property to be used by the Guarantor, to the extent that such Lien is required in connection with the issuance of such debt securities either by applicable law or by the issuer of such debt securities or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any extensions, renewals and/or replacements of any such Liens to secure any refundings, refinancings and/or replacement of such debt securities by or with similar securities;

                       (v) Liens securing  indebtedness or lease obligations (i)
               which are related to the construction or acquisition of property not previously owned by the Guarantor or (ii) which are related to the financing of a project involving the development or expansion of property of the Guarantor and (iii) the obligee in respect of which has no recourse to the Guarantor or any property of the Guarantor other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds thereof);

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

                       (w) Liens created by the Mortgage and Deed of Trust dated
               September 1, 1945 between the Guarantor and Irving Trust Company (now The Bank of New York) and Richard H. West (Douglas I. MacInnes, successor), as Trustees, as heretofore and hereafter supplemented and amended (the "Mortgage"); and Liens created by any other indenture hereafter executed by the Guarantor pursuant to which bonds issued under the Mortgage are or are to be delivered to the trustee(s) under such indenture in a principal amount at least equal to the principal amount of debt securities to be secured by such indenture; and

                       (x) in addition to the Permitted Liens defined in clauses
               (a) through (w) above, Liens on any property of the Guarantor (other than Excepted Property) to secure indebtedness for borrowed money (under circumstances not otherwise excepted from the operation of this Section) in an aggregate principal amount not exceeding 2.5% of the total assets of the Guarantor and its consolidated subsidiaries, as shown on the latest balance sheet of the Guarantor and its consolidated subsidiaries, audited by independent certified public accountants, dated prior to the date of the issuance or incurrence of such indebtedness.

                       "PREPAID LIEN" means any Lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such Lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder. As used herein, the term "Investment Securities" means any of the following obligations or securities on which neither the Guarantor, any other obligor on the Securities of the Second Series nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (c) bankers' acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses
(a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

                       "PURCHASE MONEY LIEN" means, with respect to any property being acquired by the Guarantor, a Lien on such property which

                       (a) is taken or retained by the transferor of such
               property to secure all or part of the purchase price thereof;

                       (b) is  granted  to one or more  Persons  other  than the
               transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

                       (c) is held by a trustee or agent for the  benefit of one
               or more Persons described in clause (a) or (b) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

                       (d) otherwise constitutes a purchase money mortgage or a
               purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Guarantee, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition of such property, shall attach to or otherwise cover property other than the property being acquired and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition.

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


               IN WITNESS WHEREOF, MINNESOTA POWER, INC. has caused this Guarantee to be executed in its corporate name by the manual or facsimile signature of its Chairman of the Board of Directors or its President or any one of its Vice Presidents and its corporate seal or a facsimile thereof to be impressed or imprinted hereon, and the same to be attested by the manual or facsimile signature of its Secretary or any one of its Assistant Secretaries.

Dated:  March 30, 2000

                                                MINNESOTA POWER, INC.

[Corporate Seal]

                                                By      /s/ D. G. Gartzke
                                                  ------------------------------
                                                   Senior Vice President-Finance
                                                   And Chief Financial Officer
Attest:

/s/ Philip R. Halverson
----------------------------
Vice President, Secretary
And General Counsel


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